UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 19, 2006
Date of earliest event reported: September 15, 2006
____________________________

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-26013 (Commission File Number)		84-1334687 (IRS Employer Identification No.)
5555 Triangle Parkway, Suite 300 Norcross, GA 30092 (Address of Principal Executive Offices and zip code)

(678) 282-1600
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 15, 2006, Philip S. Pesin, the Chief Executive Officer and Chairman of the Board of Auriga Laboratories, Inc. (“Auriga”), Andrew Shales, Auriga’s Chief Operating Officer, and Auriga’s two outside directors, Dayne Wagoner and Brian Alleman, each entered into a stock trading plan intended to qualify for the safe harbor under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 permits officers and directors of public companies to enter into predetermined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material non-public information. Sales pursuant to the plans are intended to be disclosed publicly through Form 144 notices and Form 4 filings with the Securities and Exchange Commission, as required.

The plans provide for the sale of shares owned by the officers and directors in equal monthly installments as follows:

Philip S. Pesin-24 monthly installments of 25,000 shares commencing on November 20, 2006, for a total of 600,000 shares

Andrew Shales-20 monthly installments of 5,000 shares commencing on November 20, 2006, for a total of 100,000 shares

Brian Alleman-20 monthly installments of 5,000 shares commencing on November 20, 2006, for a total of 100,000 shares

Dayne Wagoner-24 monthly installments of 12,500 shares commencing on January 18, 2007, for a total of 300,000 shares

Except as may be required by law, Auriga does not undertake to report future stock trading plans entered into by its officers or directors, nor to report modifications, terminations, transactions or other activities under the stock trading plans described above or of any other officer or director.

The information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of Auriga, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.

Date: September 19, 2006	By:	/s/ Philip S. Pesin

Name: Philip S. Pesin Title: Chief Executive Officer